UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2005

ALLION HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17821	11-2962027
(Commission File Number)	(IRS Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY	11747
(Address of Principal Executive Offices)	(Zip Code)

(631) 547-6520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 23, 2005, the Board of Directors of Allion Healthcare, Inc., (the "Company") upon the advice and recommendation of the Compensation Committee of its Board of Directors, approved the payment of a bonus to Michael P. Moran, the Company’s Chief Executive Officer, in the amount of $100,000 and to James G. Spencer, the Company’s Chief Financial Officer, in the amount of $50,000, in recognition of their extraordinary efforts in connection with the Company’s initial public offering.

The Company intends to provide more information regarding the compensation paid to its named executive officers for fiscal year 2005 in the proxy statement for the Company’s 2005 Annual Meeting of Stockholders, which proxy statement is expected to be filed with the Securities and Exchange Commission in September 2005.

Item 8.01  Other Events

On August 24, 2005, the Company received formal notification from the State of New York Department of Health that it has been approved as a specialized HIV pharmacy in the New York State Medicaid program for the time period from October 1, 2004 through September 30, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 25, 2005.

ALLION HEALTHCARE, INC.

By:	/s/ James G. Spencer
James G. Spencer
Chief Financial Officer